SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2008

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

840 West Long Lake Road, Suite 601 Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (248) 519-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.	Material Impairments.

Noble International, Ltd. (the “Company”) previously disclosed in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008 that it had commenced an impairment analysis of long-lived assets and goodwill as of September 30, 2008 and that an impairment charge as a result of that analysis was probable.

On December 9, 2008, the Company determined that it will record a goodwill and long-lived asset impairment charge in an estimated amount between $97 million and $125 million (between $4.10 and $5.30 per basic and diluted share) during the fourth quarter ended December 31, 2008 as a result of deteriorating business conditions. The impairment analysis of long-lived assets and goodwill is ongoing, but the impairment charge is expected to consist of charges of $85 million to $100 million relating to goodwill, $10 million to $20 million relating to fixed assets and $2 million to $5 million relating to intangible assets. It is expected that all goodwill associated with the Company’s operations in North America will be fully impaired.

None of the costs related to the write-down or write-off of assets are expected to result in future cash expenditures.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD.,
a Delaware corporation
(registrant)

	By:	/s/ David J. Fallon
David J. Fallon
Chief Financial Officer
December 15, 2008